SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
                          December 17, 1996

                       LS CAPITAL CORPORATION
       (Exact name of registrant as specified in its Charter)

Delaware                         0-21566                  84-1219819
(State or other               (Commission File           (IRS Employer
jurisdiction of Incorporation)    Number)           Identification Number)


15915 Katy Freeway, Suite 250, Houston, Texas                77094
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:
                           (713) 398-5588

                                      N/A
                  (Former address if changed since last report)

Total number of pages contained in the Form:    2

This report does not contain any Exhibits or an Exhibit Index.

ITEM 9.

SALES OF EQUITY SECURITIES
PURSUANT TO REGULATION S

        On December 17, 1996, Registrant issued and sold 300,000 shares of its common stock, par value $.01 per share ("Common Stock"), to a foreign national pursuant to the exemption from registration provided by Regulation S (Rule 901 through 904) under the Securities Act of 1933 as amended. The Company received an aggregate amount of $75,000.00 from the sale. No underwriting discounts or commissions were involved in the sale.

        On December 31, 1996, Registrant issued 500,000 shares of Common Stock to three foreign nationals pursuant to the exemption provided for by Regulation S. These shares were issued in consideration of the transfer of certain mining claims and precious metal extraction technology to Griffin Gold Group, Inc., Registrant's newly-formed subsidiary. No underwriting discounts or commissions were involved in the sale.

                             SIGNATURES

        Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                LS CAPITAL CORPORATION
                                (Registrant)

Date: December 31, 1996
                                By:  /s/ Paul J. Montle
                                Paul J. Montle, Chairman and
                                Chief Executive Officer